Appendix B

Letter Agreement: Assignment of Distributor Agreement effective as of April 29, 2011

This letter is in reference to the Distributor Agreement effective as of April 29, 2011 as amended by the First Amendment effective as of March 1, 2012 (collectively, "Distributor Agreement") between Cellular Dynamics International, Inc. ("CDI") and iPS Academia Japan ("iPS AJ").

We hereby agree that the Distributor Agreement shall be assigned to iPS Portal, Inc. as of September 1, 2014 due to the transfer of relevant business to iPS Portal, Inc.
This is a prior written approval by CDI under Section 13.2 of the Distributor Agreement.

Cellular Dynamics International, Inc.

By: [signature]
Name: Christopher J. Parker
Title: Chief Commercial Officer
Date: 8/28/14
Cellular Dynamics International

iPS Academia Japan, Inc.

By: [signature]
Name: Mitsuomi Shirahashi
Title: President & CEO
Date: August 1, 2014

iPS Portal, Inc.

By: [signature]
Name: Shosaku Murayama
Title: President & CEO
Date: August 1. 2014